366059

$50.00 SELFI 27/14/08 ARTI10 501296

ARTICLES OF INCORPORATION

OF

AMERICAN SMOOTH WAVE VENTURES, INC.

The undersigned does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Iowa Business Corporation Act.

FIRST: The corporate name of the corporation (hereinafter the "corporation") is

AMERICAN SMOOTH WAVE VENTURES, INC.

SECOND: The number of shares the corporation is authorized to issue is 75,000,000 all of which are .001 par value and are of the same class and are Common shares.

THIRD: The street address of the corporation's initial registered office in the State of Iowa is 729 Insurance Exchange Building, Des Moines, Iowa 50309.

The name of the corporation's initial registered agent at the said registered office is Corporation Service Company.

FOURTH: The name and the address of the incorporator are:

NAME	ADDRESS
Corporation Service Company	2711 Centerville Road, Suite 400, Wilmington, DE 19808

FIFTH: The purposes for which the corporation is organized are as follows:

To engage in any lawful business.

SIXTH: The duration of the corporation shall be perpetual.

Signed on July 10, 2008

Corporation Service Company

By: [signature]

Name of Officer: Tierra Torres
Title of Officer: Assistant Secretary

FILED
IOWA
SECRETARY OF STATE
7-11-08
2:42pm
W577132

08 JUL 11 PM 2:42
SECRETARY OF STATE IOWA